Exhibit 5.1

Dykema Gossett PLLC 39577 Woodward Avenue Suite 300 Bloomfield Hills, MI 48304 WWW.DYKEMA.COM Tel: (248) 203-0700 Fax: (248) 203-0763

April 18, 2013

ITC Holdings Corp.

27175 Energy Way

Novi, Michigan  48377

Ladies and Gentlemen:

We have acted as special counsel to ITC Holdings Corp., a Michigan corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), to which this opinion is to be attached as an exhibit.  The Registration Statement relates to the offering and sale from time to time by the Company of (i) shares of common stock of the Company, without par value (the “Common Stock”), to be issued and sold by the Company (the “Shares”), (ii) debt securities to be issued in one or more series (the “Debt Securities”) pursuant to an indenture between the Company and Wells Fargo Bank, National Association, as trustee (the “Indenture”), and (iii) any Shares or Debt Securities as may be issued upon conversion, exchange, exercise or settlement, as applicable, of Debt Securities that provide for such conversion, exchange, exercise or settlement (collectively, “Indeterminate Securities”) if so indicated in a prospectus supplement.  The Shares, the Debt Securities and the Indeterminate Securities (collectively, the “Securities”) may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, and the prospectus contained therein (as amended or supplemented) and pursuant to Rule 415 under the Securities Act.

We have examined the Registration Statement and a form of the share certificate listed as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company, and upon statements of fact contained in the other documents that we have examined.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such copies.  We have also assumed that (a) a definitive purchase, underwriting, agency or similar agreement (a

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“Transaction Agreement”) with respect to any Securities offered and sold pursuant to the Registration Statement, duly executed by a person authorized to do so on behalf of the Company by the Authorizing Resolutions, will be valid and legally binding on the parties thereto, will provide for the issuance of the Securities for a specified tangible or intangible property or benefit to the Company and will conform to the description thereof set forth in the applicable prospectus supplement; (b) resolutions will be duly adopted by the Board of Directors or an authorized committee thereof approving the terms of the applicable Transaction Agreement and, if the Securities are Debt Securities, the Indenture and any supplemental indenture, and approving the issuance of the Securities in accordance with the terms of such Transaction Agreement and applicable Indenture (as amended by any supplemental indenture applicable to such class or series of Debt Securities) (“Authorizing Resolutions”); (c) the terms of the issuance and sale of the Securities will not violate the Company’s Amended and Restated Articles of Incorporation and the Company’s Amended and Restated Bylaws as then in effect, and will comply with any then-applicable law, rule, requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (d) the terms of the Debt Securities have been duly established in conformity with the applicable Indenture (as amended by any supplemental indentures), the Company’s Amended and Restated Articles of Incorporation, the Company’s Amended and Restated Bylaws as then in effect and the Authorizing Resolutions, and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (e) the Securities will have been issued for the amount of cash consideration, or upon conversion or exchange of other Securities, as contemplated by, and otherwise in conformity with, the applicable Authorizing Resolutions, Transaction Agreement, Indenture (as amended by any supplemental indenture applicable to such class or series of Debt Securities), and the Company will have received such consideration or such converted or exchanged Securities; (f) any Indeterminate Securities issuable upon conversion or exchange of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion or exchange; (g) the Indenture, any supplement thereto and any instrument evidencing any Debt Securities issued under the Registration will be duly executed by a person authorized to do so on behalf of the Company by the Authorizing Resolutions and will be valid and binding on the parties thereto; (h) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (i) one or more prospectus supplements will have been prepared and filed with the Commission describing the Securities offered thereby; (j) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; and (k) the Company will remain validly incorporated, validly in existence, and in good standing under Michigan law.

Based upon the foregoing, and subject to the other qualifications, assumptions and limitations stated herein, we are of the opinion that:

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1.             The Shares, including any Indeterminate Securities constituting Common Stock, when issued, will be validly issued, fully paid and nonassessable assuming (a) the number of Shares issued pursuant to the Registration Statement, when added to the number of shares of Common Stock then issued and outstanding, does not exceed the number of shares of Common Stock authorized for issuance under the Company’s Amended and Restated Articles of Incorporation as then in effect; and (b) one or more certificates evidencing the Shares have been duly executed, countersigned and delivered by officers of the Company or, if the Shares are issued on an uncertificated basis, the written statement required by applicable law and the Company’s Amended and Restated Bylaws as then in effect has been sent to the holders of such Shares.

2.             The Company (i)  has all requisite corporate power and authority to execute and deliver the Indenture and any related supplemental indentures, to perform the provisions thereof, and to authorize, issue and sell the Debt Securities as contemplated thereby, and (ii) upon issuance of Debt Securities, including any Indeterminate Securities constituting Debt Securities, will have taken all necessary corporate action under the laws of the State of Michigan to approve the issuance and terms of such Debt Securities, the terms of the offering thereof, and related matters.

The foregoing opinions are limited to the laws of the State of Michigan.  We express no opinion and make no representation with respect to the law of any other jurisdiction.

We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon statutes, rules, regulations and judicial decisions in effect on the date of this opinion, and we disclaim any obligation to update this opinion or otherwise advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not concede that we are experts within the meaning of the Securities Act or the rules or regulations thereunder or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ DYKEMA GOSSETT PLLC